(d)(4)

FORM OF

MANAGEMENT AGREEMENT

Agreement dated November 18, 2014, as amended and rest ated on May 1, 2015, between [Trust/Company] (the “[Trust/Company]”), a [State/Form of organization], and [Name of Investment Adviser] (the “Manager”), a [State/Form of organization] (the “Agreement”).

WHEREAS, the [Trust/Company] is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the [Trust/Company] is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the [Trust/Company] may offer shares of additional series in the future;

WHEREAS, the [Trust/Company] desires to avail itself of the services of the Manager for the provision of advisory, management and administrative services for the [Trust/Company]; and

WHEREAS, the Manager is willing to render such services to the [Trust/Company].

NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1. Appointment. The [Trust/Company] hereby appoints the Manager, subject to the direction of the Board of [Director/Trustee]s, for the period and on the terms set forth in this Agreement, to provide advisory, management, administrative and other services (collectively, the “Management Services”), as described herein, with respect to each series of the [Trust/Company] set forth on Schedule A hereto (individually and collectively referred to herein as “Series”). The Manager accepts such appointment and agrees to render the Management Services herein set forth for the compensation herein provided.

In the event the [Trust/Company] establishes and designates additional series (other than the Series) with respect to which it desires to retain the Manager to render Management Services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the [Trust/Company] in writing, whereupon such additional series shall become a Series hereunder, and be subject to this Agreement.

With respect to those Series that have obtained shareholder approval, to the extent such shareholder approval is required, subject to the approval of the Board of [Director/Trustee]s of the Series, the Manager is authorized to enter into sub-advisory agreements with other registered investment advisers to serve as investment sub-advisers, whether or not affiliated with the Manager (each a “Sub-Adviser”). The Manager will continue to have responsibility for all services furnished pursuant to any sub-advisory agreement (each a “Sub-Advisory Agreement”). The Series and the Manager understand and agree that the Manager may manage each Series in a

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“Manager-of-Managers” style with one or more Sub-Advisers, which contemplates that the Manager will, among other things and pursuant to an order issued by the Securities and Exchange Commission (the “SEC”) or applicable regulation under the 1940 Act: (i) continually evaluate the performance of any Sub-Adviser to the Series; and (ii) periodically make recommendations to the Series’ Board of [Director/Trustee]s regarding the results of its evaluation and monitoring functions. The Series recognizes that, subject to the approval of the Board of [Director/Trustee]s of the Series, a Sub-Adviser’s services may be terminated or modified and that the Manager may appoint a new Sub-Adviser for a Series, subject to an applicable SEC Order.

2.	Management Services of the Manager.

(a)	Advisory Services.

With respect to the Series listed on Schedule A under B-1, B-3, and B-4:

The Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of the [Trust/Company], the Manager shall provide the following advisory, management, and other services with respect to the Series (collectively, the “Advisory Services”), provided, however, that the Advisory Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside the scope of this Agreement:

(i)

Provide general investment advice and guidance with respect to the Series and provide advice and guidance to the [Trust/Company]’s [Trustee/Director]s, and oversee the management of the investments of the Series and the composition of each Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series’ investment objective or objectives and policies as stated in the [Trust/Company]’s current registration statement, as may be amended or supplemented from time to time (the “Registration Statement”), which management may be provided directly by the Manager, as provided in Section 2(b) of this Agreement, or by others selected by the Manager and approved by the Board, as provided in Section 2(c) of this Agreement;

(ii)	Render to the Board of the [Trust/Company] such periodic and special reports as the Board may reasonably request; and

(iii)

Make available its officers and employees to the Board and officers of the [Trust/Company] for consultation and discussions regarding the administration and management of the Series and the Advisory Services provided to the [Trust/Company] under this Agreement.

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Also with respect to the Series listed on Schedule A under B-3:

(iv)

In the event that the Manager wishes for a Series to invest all or substantially all of its assets in a single open-end investment company or a series thereof (“master fund”), to select and recommend for consideration and approval by the Trust’s Board of Trustees the master fund and if appropriate, to analyze and recommend for consideration by the Trust’s Board of Trustees, redemption of a Series’ investment in a master fund.

With respect to the Series listed on Schedule A under B-2:

In carrying out the terms of this Agreement, the Manager shall do the following (collectively, the “Advisory Services”), provided, however, that the Advisory Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside the scope of this Agreement:

(i)	Supervise all aspects of the operations of the Company;

(ii)

Select the securities to be purchased, sold or exchanged by the Series or otherwise represented in the Series’ investment portfolio, place trades for all such securities and regularly report thereon to the Board of [Director/Trustee]s of the Series;

(iii)	Formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board of [Director/Trustee]s of the Series;

(iv)

Obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

(v)	Provide economic research and securities analyses as the Manager considers necessary or advisable in connection with the Manager’s performance of its duties hereunder;

(vi)

Obtain the services of, contract with, and provide instructions to custodians and/or sub-custodians of the Series’ securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

(vii)

Prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Manager, from time to time, deems necessary or as are requested by the Board of [Director/Trustee]s of the Series; and

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(viii)	Take any other actions which appear to the Manager and the Board of [Director/Trustee]s of the Series necessary to carry into effect the purposes of this Agreement.

With respect to the Series listed on Schedule A under B-5:

(i)	supervise and manage all aspects of the Series operations;

(ii)	provide the Series or obtain for each, and thereafter supervise, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Board of Trustees;

(iii)

arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Series shareholders and reports to and filings with the SEC and state Blue Sky authorities;

(iv)

provide the Series with, or obtain for each, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items for the Series principal office;

(v)	provide the Board of Trustees on a regular basis with financial reports and analyses on the Series operations and the operations of comparable investment companies;

(vi)

obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Series, and whether concerning the individual issuers whose securities are included in the Series or the activities in which they engage, or with respect to securities which the Adviser considers desirable for inclusion in the Series;

(vii)	determine what issuers and securities shall be represented in the Series respective portfolios and regularly report them to the Board of Trustees;

(viii)	formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of [Directors/Trustees]; and

(ix)

take, on behalf of the Series, all actions which appear necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

With respect to the Series listed on Schedule A under B-6:

Subject to the supervision of the Trustees, the Manager shall do the following (the “Advisory Services”): manage the investment operations of the Series and the composition of each Series’

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portfolio, including the purchase and retention and disposition of portfolio securities, in accordance with each Series’ investment objectives, policies and restrictions as stated in the Trust’s Registration Statement, filed with the SEC subject to the following understandings, provided, however, that the Advisory Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside the scope of this Agreement:

(i)

The Manager shall provide supervision of each Series’ investments and determine from time to time what investments will be made, held or disposed of or what securities will be purchased and retained, sold or loaned by each Series, and what portion of the assets will be invested or held uninvested as cash.

(ii)	The Manager shall use its best judgment in the performance of its duties under this Agreement.

(iii)

The Manager, in the performance of its duties and obligations under this Agreement, shall (i) act in conformity with the Declaration of Trust, By-Laws, Prospectus and Statement of Additional Information of the Trust, with the instructions and directions of the Trustees and (ii) conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

(iv)

The Manager shall determine the securities to be purchased or sold by each Series and will place orders pursuant to its determinations with or through such persons, brokers or dealers to carry out the policy with respect to brokerage as set forth in the Trust’s Prospectus and Statement of Additional Information or as the Trustees may direct from time to time. In providing each Series with investment supervision, the Manager will give primary consideration to securing the most favorable price and efficient execution. The Manager may also consider the financial responsibility, research and investment information and other services and research related products provided by brokers or dealers who may effect or be a party to any such transactions or other transactions to which other clients of the Manager may be a party. The Series recognize that the services and research related products provided by such brokers may be useful to the Manager in connection with its services to other clients.

(v)

When the Manager deems the purchase or sale of a security to be in the best interest of a Series as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to each Series and to such other clients.

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(vi)

The Manager shall maintain, or cause to be maintained, all books and records required under the 1940 Act to the extent not maintained by the custodian of the Trust. The Manager shall render to the Trustees such periodic and special reports as the Trustees may reasonably request.

(vii)	The Manager shall provide to the Trust’s custodian on each business day information relating to all transactions concerning each Series assets.

(viii)	The Advisory Services of the Manager to the Trust and to each Series under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

(b)	Investment Advisory Authority.

When rendering Advisory Services directly to a Series, the Manager, subject to the supervision of the [Trust/Company]’s Board, will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of such Series. The Manager will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the [Trust/Company]’s Registration Statement filed with the SEC. Furthermore:

(i)

The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the [Trust/Company] or counsel to the Manager.

(ii)

The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the [Trust/Company]’s Board, and the provisions of the Registration Statement of the [Trust/Company] under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

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(iii)

On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the [Trust/Company]’s Board, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the [Trust/Company] and to such other clients.

(iv)

In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the [Trust/Company] on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the [Trust/Company]’s custodian.

(v)

The Manager will assist the custodian or portfolio accounting agent for the [Trust/Company] in determining, consistent with the procedures and policies stated in the Registration Statement for the [Trust/Company] and any applicable procedures adopted by the [Trust/Company]’s Board, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

(vi)

The Manager will make available to the [Trust/Company], promptly upon request, any of the Series’ or the Manager’s investment records and ledgers as are necessary to assist the [Trust/Company] to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the [Trust/Company] are being conducted in a manner consistent with applicable laws and regulations.

(vii)

The Manager will regularly report to the [Trust/Company]’s Board on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the [Trust/Company]’s Board with respect to the Series such periodic and special reports as the [Trustee/Director]s may reasonably request.

(d)(4)

(viii)

In connection with its responsibilities under this Section 2(b), the Manager is responsible for decisions to buy and sell securities and other investments for the Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the [Trust/Company]. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of the [Trust/Company] indicating the broker-dealers to which such allocations have been made and the basis therefor.

(c)	Services of Manager with respect to Sub-Advisers.

In the event that the Manager wishes to select others to render Advisory Services, the Manager shall analyze, select and recommend for consideration and approval by the [Trust/Company]’s Board of [Trustee/Director]s investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the [Trust/Company]) any such investment advisory firm to render investment advice and manage the investments of each such Series and the composition of each such Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, or any offering thereof, in accordance with the Series’ investment objective or objectives and policies as stated in the [Trust/Company]’s Registration Statement.

The Manager shall take the following actions in respect of the performance by each Sub-Adviser of its obligations in respect of a Series:

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(i)

Periodically monitor and evaluate the performance of the Sub-Adviser with respect to the investment objectives and policies of the Series, including without limitation, perform periodic detailed analysis and review of the Sub-Adviser’s investment performance in respect of the Series and in respect of other accounts managed by the Sub-Adviser with similar investment strategies;

(ii)

Prepare and present periodic reports to the Board of [Trustee/Director]s regarding the investment performance of the Sub-Adviser and other information regarding the Sub-Adviser, at such times and in such forms as the Board of [Trustee/Director]s may reasonably request;

(iii)	Review and consider any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations and make appropriate reports to the Board of [Trustee/Director]s;

(iv)	Review and consider any changes in the ownership or senior management of the Sub-Adviser and make appropriate reports to the Board of [Trustee/Director]s;

(v)	Perform periodic in-person or telephonic diligence meetings with representatives of the Sub-Adviser;

(vi)	Supervise the Sub-Adviser with respect to the services that the Sub-Adviser provides under the Sub-Adviser’s Sub-Advisory Agreement;

(vii)

Assist the Board of [Trustee/Director]s and management of the [Trust/Company] in developing and reviewing information with respect to the initial approval of the Sub-Advisory Agreement with the Sub-Adviser and annual consideration of the agreement thereafter;

(viii)

Monitor the Sub-Adviser for compliance with the investment objective or objectives, policies and restrictions of each Series it manages, the 1940 Act, Subchapter M of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

(ix)

If appropriate, analyze and recommend for consideration by the [Trust/Company]’s Board of [Trustee/Director]s termination of a contract with a Sub-Adviser under which the Sub-Adviser provides Advisory Services to one or more of the Series;

(x)

Identify potential successors to or replacements of the Sub-Adviser or potential additional Sub-Advisers, perform appropriate due diligence, and develop and present to the Board of [Trustee/Director]s a recommendation as to any such successor, replacement, or additional Sub-Adviser;

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(xi)	Designate and compensate from its own resources such personnel as the Manager may consider necessary or appropriate to the performance of its services hereunder; and

(xii)	Perform such other review and reporting functions as the Board of [Trustee/Director]s shall reasonably request consistent with this Agreement and applicable law.

(d)	Administrative Services of the Manager.

(i)

Administrative Services. Subject to the general supervision of the Board of [Director/Trustee]s of the [Trust/Company], the Manager shall provide all administrative services reasonably necessary as of January 1, 2015 for the ordinary operation of each Series (“Administrative Services”). Provided, however, that Administrative Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside of the scope of this Agreement.

(ii)

Allocation and Delegation of Responsibilities. The Administrative Services may be furnished by any directors, officers or employees of the Manager or of affiliates of the Manager. The Manager may, at the expense of the Manager, retain the services of a third party as its delegate, under the Manager’s supervision, to provide in its stead any Administrative Service; provided, however, that any such delegation to a third party shall be subject to the approval of [Trust/Company]’s Board of [Director/Trustee]s. The Manager shall remain liable to the [Trust/Company] for any service delegated to a third party pursuant to this Section 2(d)(ii) to the same extent as if the Manager provided the services itself.

3. Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the [Trust/Company] and with the instructions and directions of the Board of the [Trust/Company] and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

4. Exclusivity. The services of the Manager to the [Trust/Company] under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

5. Documents. The [Trust/Company] has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

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(a) Certified resolution of the Board of the [Trust/Company] authorizing the appointment of the Manager and approving the form of this Agreement;

(b) The Registration Statement as filed with the SEC and any amendments thereto; and

(c) Exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

6. Records. The [Trust/Company] agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the [Trust/Company] with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the [Trust/Company] and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

7. Expenses.

(a) During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement described on Schedule C attached hereto, as it may be revised from time to time to account for changes in the vendors paid.

(b) The [Trust/Company] shall be responsible for all of the expenses of its operations, including, without limitation, the management fee payable hereunder and extraordinary expenses, such as litigation expenses.

(c) The Manager further agrees to pay all fees payable to the Sub-Advisers, executive salaries and expenses of the [Trustees/Directors] of the [Trust/Company] who are employees of the Manager or its affiliates, and office rent of the [Trust/Company].

(d) To the extent the Manager incurs any costs or performs any services which are an obligation of the [Trust/Company], as set forth in this Agreement, the [Trust/Company] shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the [Trust/Company] is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the [Trust/Company] only to the extent of its costs for such services.

8. Compensation. For the Management Services provided by the Manager to each Series pursuant to this Agreement, the [Trust/Company] will pay to the Manager an annual fee equal to the amount specified for such Series in Schedule D hereto, payable monthly in arrears. Payment of these fees shall be in addition to any amount paid to, reimbursed to, or recovered by, the Manager for incurring any costs or performing any services which are obligations of the [Trust/Company] as provided in Section 7(d). The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between the Manager and the [Trust/Company].

9. Liability of the Manager.

(a) Liability with respect to the Provision of Advisory Services.

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With respect to the Series listed on Schedule A under B-1:

In providing the Advisory Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Advisory Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser’s stockholders or partners, officers, directors, employees, or agents connected with or arising out of any services rendered under a Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties under this Agreement, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in their official capacity, to any person, including the Sub-Adviser, other than to the Trust or its shareholders, in connection with Trust property or the affairs of the Trust, save only that arising from their bad faith, willful misfeasance, negligence or reckless disregard of their duty to such person; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Trust.

With respect to the Series listed on Schedule A under B-2:

In connection with the Advisory Services rendered by the Manager under this Agreement, the Manager shall be liable to the Company and shall indemnify the Company for any losses incurred by the Company, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Manager or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Manager of its duties under this Agreement.

With respect to the Series listed on Schedule A under B-3:

In providing the Advisory Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to, and the Trust will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Advisory Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager‘s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to, and the Trust will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser’s stockholders or partners, officers, trustees, employees, or agents connected with or arising out of any services rendered under a Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager’s duties under this Agreement, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement.

With respect to the Series listed on Schedule A under B-4:

In providing the Advisory Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, directors, employees, or agents shall be subject to, and the [Trust/Company] will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Advisory Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, directors, employees, or agents shall be subject to, [and the [Trust/Company] will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser’s stockholders or partners, officers, directors, employees, or agents connected with or arising out of any services rendered under a Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties under this Agreement, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. No trustee, officer, employee, or agent of the [Trust/Company] shall be subject to any personal liability whatsoever, in their official capacity, to any person, including the Sub-Adviser, other than to the [Trust/Company] or its shareholders, in connection with [Trust/Company] property or the affairs of the [Trust/Company], save only that arising from his or her bad faith, willful misfeasance, negligence or reckless disregard of his or her duty to such person; and all persons shall look solely to the [Trust/Company] property for satisfaction of claims of any nature against a [trustee/director], officer, employee or agent of the Trust arising in connection with the affairs of the [Trust/Company]. Moreover, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the [Trust/Company]

(d)(4)

With respect to the Series listed on Schedule A under B-5:

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, trustees or employees, the Adviser shall not be subject to liability to the Trust or to the Series or to any shareholder of the Series for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any officer, director or employee of Adviser, the Trust hereby agrees to indemnify and hold the Adviser harmless from and against all claims, actions, suits, and proceedings at law or in equity whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of a Series or otherwise) by the Trust, its officers, directors, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.

With respect to the Series listed on Schedule A under B-6:

In providing the Advisory Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Manager nor its officers, directors, employees or agents or controlling persons shall be liable for any error or judgment or mistake of law, or for any loss suffered by the Trust and/or a Series in connection with or arising out of the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) Liability with respect to the Provision of Administrative Services.

In providing the Administrative Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, directors/trustees, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Administrative Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. The liability incurred by the Manager pursuant to this Section 9(b) with respect to a Series in any year shall be limited to the revenues of the Manager derived from the Series in that fiscal year of the Series. The Manager shall look solely to the Series’ property for satisfaction of claims of any nature against the Series or a director, officer, employee or agent of the Series individually arising in connection with the affairs of the Series.

(c) [Trust/Company] Disclosures.

(i)	The Manager shall be responsible for preparing the [Trust/Company]’s registration statements and supplements to the [Trust/Company]’s prospectuses

(d)(4)

and statements of additional information (“Disclosure Documents”), and for filing or arranging for the filing of such Disclosure Documents with the SEC and other federal and state regulatory authorities as may be required by applicable law.

(ii)

Notwithstanding anything in Section 9 or elsewhere in this Agreement, the Manager shall exercise reasonable care consistent with a fiduciary duty in fulfilling its responsibilities under Section 9(c)(i) of this Agreement.

(iii)

In the event of a claim, litigation, liability, or a regulatory action or investigation (collectively, a “Disclosure Claim”) that arises out of or is based upon the disclosure in a Disclosure Document for the [Trust/Company] (including, but not limited to, a claim arising from an untrue statement or alleged untrue statement in a registration statement for the [Trust/Company] or an omission or alleged omission of a material fact required to be stated therein or necessary to make statements made in a registration statement not misleading), the Manager shall indemnify and hold harmless the [Trust/Company] and each individual who, during the term of this Agreement, serves or had served as a [Director/Trustee] of the [Trust/Company] who is not an “interested person” of the [Trust/Company], as such term is defined in the 1940 Act (an “[Independent Trustee/Director]”), if such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation or filing of the [Trust/Company]’s Disclosure Documents for the loss, costs, or damages, including amounts paid in settlement with the written consent of the Manager, which consent shall not be unreasonably withheld, and including reasonable legal and other expenses, that arise from such Disclosure Claim.

(iv)

In addition to the indemnification provided in Section 9(c)(iii) of this Agreement, the Manager agrees to indemnify and hold harmless the [Independent Director/Trustee]s for the costs of defense of a Disclosure Claim, including reasonable attorney’s fees, regardless of whether such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation of the [Trust/Company]’s Disclosure Documents, subject to the Manager’s right to assume the defense of such Disclosure Claim pursuant to Section 9(c)(ix) of this Agreement.

(v)

The parties expressly acknowledge that this Section 9(c) confers rights and remedies upon the [Trust/Company] and each [Independent Trustee/Director], including the right to enforce the indemnification provided for in Sections 9(c)(iii) and 9(c)(iv) of this Agreement. The obligation of the Manager to provide indemnification to the [Trust/Company] and the [Independent Directors/Trustees], as set forth in this Section 9(c), shall remain in effect after the termination of this Agreement.

(vi)

The indemnification of the [Trust/Company] provided for in Section 9(c)(iii) of this Agreement shall apply only to the extent that any loss to the [Trust/Company] is not covered by insurance held by the [Trust/Company], and shall not apply if:

(d)(4)

(A) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an [Independent Trustee/Director] for inclusion in the [Trust/Company]’s Disclosure Documents; or (B) indemnification is not allowed under applicable law.

(vii)

The indemnification of an [Independent Trustee/Director] provided in Sections 9(c)(iii) and 9(c)(iv) of this Agreement shall apply only to the extent that any loss to the [Independent Trustee/Director] is not covered by insurance held by the [Trust/Company] or the [Independent Trustee/Director] , and shall not apply if: (A) losses are actually indemnified by the [Trust/Company], consistent with the [Trust/Company]’s organizational documents; (B) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an [Independent Trustee/Director] for inclusion in the [Trust/Company]’s Disclosure Documents; (C) losses are the result of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of an [Independent Trustee/Director]; or (D) indemnification is not allowed under applicable law.

(viii)

The Manager shall not be liable for indemnification of an [Independent Trustee/Director] under this Section 9(c) unless the [Independent Trustee/Director] has notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Disclosure Claim is served upon such [Independent Trustee/Director] (or after such [Independent Trustee/Director] shall have received notice of such service on any designated agent); provided, however, that notification of the Manager is not required if the Manager had actual knowledge about the nature of the Disclosure Claim. In the event of a request for indemnification from an [Independent Trustee/Director], the Manager shall pay advances to the fullest extent permissible under the 1940 Act and applicable state law.

(ix)

In the event of a request for indemnification from the [Trust/Company] or an [Independent Trustee/Director] (“Indemnified Party”), the Manager shall be entitled, upon notice to the Indemnified Party, to assume the defense of any Disclosure Claim against the Indemnified Party, with counsel satisfactory to the Manager and the Indemnified Party.

(x)	Sections 9(a) and 9(b) shall not apply to a claim for indemnification under this Section 9(c).

10. Continuation and Termination. With respect to each Series identified as a Series on Schedule A as in effect on the date of this Agreement, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 17, 2016. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of [Trustee/Director]s of the [Trust/Company], or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is

(d)(4)

also approved by the vote of a majority of the Board of [Trustee/Director]s of the Series who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Series or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series that was added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of: (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement; or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the [Trust/Company]’s Board of [Trustee/Director]s, including a majority of those [Trustee/Director]s who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by: (i) the vote of a majority of the Board of [Trustee/Director]s of the Series, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of [Trustee/Director]s of the Series who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Series or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series; or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the [Trust/Company], unless such approval shall be required by any other applicable law or otherwise.

This Agreement may be terminated by the [Trust/Company] at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of the [Trust/Company] or by a vote of a majority of the outstanding voting shares of the [Trust/Company], or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days’ written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days’ written notice to the [Trust/Company]. This Agreement will automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the [Trust/Company]. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Manager.

12. Use of Name. It is understood that the name “[Insert Name of Manager]” or any trademark, trade name, service mark, or logo, or any variation of such trademark, service mark, or logo of [Insert Name of Manager] or its affiliates, including but not limited to the mark “Voya™” (collectively, the “Voya Marks”) is the valuable property of the Manager and its affiliates, and that the [Trust/Company] and/or the Series have the right to use such Voya Marks only so long as this Agreement or any subsequent agreement with the Manager in replacement of this Agreement shall continue with respect to such [Trust/Company] and/or Series. Upon termination of this Agreement without its replacement by a subsequent agreement, the [Trust/Company] (or Series) shall, as soon as is reasonably possible, discontinue all use of the Voya Marks and, in the case of the [Trust/Company], shall promptly amend its [Trust Instrument] to change its name (if such Voya Marks are included therein).

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

14. Applicable Law.

(a) This Agreement shall be governed by the laws of the State of [New York/Delaware], provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or any rules or order of the SEC thereunder.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

For Trusts that are Massachusetts business trusts:

15. Limitation of Liability for Claims. The Manager is hereby expressly put on notice of the limitation of liability as set forth in the Trust’s [Amended and Restated] Declaration of Trust (the “Declaration”) and agrees that the obligations assumed by the Trust on behalf of each Series pursuant to this Agreement shall be limited in all cases to each applicable Series and their assets, and the Manager shall not seek satisfaction of any such obligation from the shareholders of the Trust or any Series of the Trust, or from any trustee, officer, employee or agent of the Trust. The Manager understands that the rights and obligations of each Series under the Declaration are separate and distinct from those of any and all other Series.

(d)(4)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

<Manager>

By:

Name:

Title:

<Trust/Company>

By:

Name:

Title:

(d)(4)

SCHEDULE A

Applicable Portfolios
B-1

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Real Estate Portfolio

VY® DFA World Equity Portfolio

VY® Franklin Income Portfolio

VY® Franklin Templeton Founding Strategy Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Retirement Conservative Portfolio Voya Retirement Growth Portfolio Voya Retirement Moderate Growth Portfolio Voya Retirement Moderate Portfolio VY® T. Rowe Price International Stock Portfolio
B-2

Voya Aggregate Bond Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Fidelity® VIP Contrafund® Portfolio

VY® Fidelity® VIP Equity-Income Portfolio

VY® Fidelity® VIP Mid Cap Portfolio

Voya Global Bond Portfolio

Voya Index Solution 2015 Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution Income Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® Oppenheimer Global Portfolio

VY® Pioneer High Yield Portfolio

Voya Solution 2015 Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive
Portfolio

Voya Solution Moderately Conservative
Portfolio

VY® T. Rowe Price Diversified Mid Cap
Growth Portfolio

VY® T. Rowe Price Growth Equity
Portfolio

VY® Templeton Foreign Equity Portfolio

B-3	Voya Global Perspectives Portfolio
B-4	VY® Clarion Global Real Estate Portfolio
B-5	VY® Goldman Sachs Bond Portfolio
B-6	Voya MidCap Opportunities Portfolio	Voya SmallCap Opportunities Portfolio

A-1

(d)(4)

SCHEDULE B

with respect to the

MANAGEMENT AGREEMENT

between

Series set forth on Schedule A and

[Name of Manager]

EXCLUDED SERVICES

As set forth in Section 2 of this Agreement, the direct provision of the following services shall be deemed to be outside the scope of this Agreement.

1.	Underwriting or distribution services of the sort provided by the underwriter or distributor to a Series
2.	Distribution or shareholder services provided to a Series pursuant to a plan, whether or not adopted under Rule 12b-1 promulgated under the 1940 Act
3.	Custody services such as those currently provided by The Bank of New York Mellon and State Street Bank
4.	Fund accounting services of the sort currently provided by The Bank of New York Mellon and State Street Bank, inclusive of pricing services utilized by the fund accounting agents
5.	Transfer agency and recordkeeping services provided by various brokers/dealers and other intermediaries
6.	Transfer agency services such as those currently provided by The Bank of New York Mellon and Computershare Limited
7.	Printing and postage for shareholder reports, prospectuses and statements of additional information such as is currently provided by Merrill Corporation, Universal Wilde, RR Donnelley & Sons Company and Broadridge Financial Solutions, Inc.
8.	External counsel and legal services such as those currently provided to the [Company/Trust] or to the [Independent Director/Trustee]s by Ropes & Gray LLP and K&L Gates LLP
9.	Audits and semi-annual reviews of financial statements, prospectuses and Form N-14 filings such as those currently provided by KPMG LLP
10.	Tax consulting services, review of tax compliance and other tax services such as those currently provided by KPMG LLP
11.	Fair value pricing services such as those currently provided by Interactive Data Corporation
12.	Proxy tabulation and solicitation services related to shareholder meetings for a Series, such as those currently provided by Broadridge Financial Solutions, Inc. and/or Computershare Limited
13.	Identifying and tracking services for wash sales activity such as those currently provided by Gainskeeper (Wolters Kluwer Financial Services, Inc.)
14.	Brokerage services

B-1

(d)(4)

15.	Attribution and risk analysis services provided in support of the Chief Investment Risk Officer such as those currently provided by the Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System
16.	Recordkeeping services related to the Director/Trustee deferred compensation plan such as those currently provided by Pen-Cal Administrators
17.	Call center services related to phone representatives that service existing fund shareholders of record such as those currently provided by The Bank of New York Mellon Services
18.	Consultants hired at the request of the Board of Directors/Trustees to advise them
19.	Administrative Services that are not reasonably necessary for the ordinary operation of each Series as of January 1, 2015, but that may be required in the future

B-2

(d)(4)

SCHEDULE C

with respect to the

MANAGEMENT AGREEMENT

between

Series set forth on Schedule A

And

[Name of Manager]

EXPENSES

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE

Allocated Expenses
1	General Services	KPMG LLP (17f-2 Audit Fees)	Affiliated sub-custodian account test work	50%
2	Fund Accounting/ Financial Reporting Services	Morgan Stanley GICS Direct License	Industry Classification for equity securities for financial reporting purposes	50%	Voya funds’ portion is limited to a maximum of $40,000.
3	Fund Accounting/ Financial Reporting Services	RIMES Technologies Corporation	Aggregated benchmark data (returns). Data is used in Voya funds’ annual and semi-annual reports and prospectuses.	60%
4	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Proxy Advisory Services and Voting Agent Service	50%
5	Proxy Voting Services	Farient	Proxy Analysis	50%
6	Finance Services	Bloomberg / Morningstar / NYSE / Strategic Insight / Institutional Investor / Etc.	Market Data Service Providers (Non-CIRO usage)	95%	Allocation to the Voya funds is based on Board usage/subscriptions. Only actual Board usage costs are allocated to the Voya funds.
7	Industry Association Dues	Investment Company Institute	General membership fees	90%	Voya funds’ portion is limited to a maximum of the fee paid by the Voya funds for Mutual Funds Directors Forum membership.

(d)(4)

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE

Allocated Expenses, continued
8	Chief Investment Risk Officer[1]	Chief Investment Risk Officer (CIRO)	Costs associated with the CIRO function	40%	Overhead[2] items are allocable to the Manager.
9	Chief Compliance Officer[1]	Office of the Chief Compliance Officer (CCO)	CCO Function	0%	Overhead[2] items are allocable to the Manager.

Voya Expenses
10	General Services	Confluence	Software application to assist in monitoring the budgets and the accruals of expenses of mutual funds.	100%
11	General Services	Bonaire	Electronic system for calculation of fund fees and payments to sub-advisers. Annual license cost.	100%
12	Fund Compliance	Albridge	Electronic system for Fund Compliance - monthly compliance checklist process. Annual license cost.	100%
13	Fund Compliance	Bank of New York	Money Market Stress Testing	100%
14	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Securities Class Action Service – (SCAS)	100%

[1]	CIRO and CCO costs are considered “extraordinary expenses” and are therefore excluded from expenses that are subject to the Series’ Expense Limitation Agreements.
[2]	Overhead includes the costs associated with the following items; technology (except for Market Data Services and any IT Software expenses that are for the sole use of the CIRO or CCO); facilities; equipment; printing; and postage.

(d)(4)

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
15	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	US & Global Custom Voting Agent Services / Vote Disclosure Services	100%

Voya Expenses, continued
16	Operational Services	Eagle Pace	Fund Data Warehouse - Annual License Agreement	100%
17	Product Management/ Development Services	The Bank of New York- Wilshire Atlas/Axiom Attribution and Risk Analysis System - Voya Use	Attribution Analysis	100%
18	Legal Services	Dechert LLP (External Legal Fees)	External counsel and legal services provided to Voya regarding Advisory/ Administrative Matters	100%
19	Legal Services	Voya Funds Services, LLC (Internal Legal Fees)	Legal services for Management and the Voya funds performed by Internal Legal Staff	100%
20	Legal Services	Diligent Boardbooks	Online Board Document Management System for Board Meeting Materials	100%
21	Legal Services	ARC System	Content Management System for Registration Statement Production	100%
22	Legal Services	Abel Noser	Trade Cost Analysis	100%
23	Legal Services	Board IQ / Ignites	Industry Publications	100%
24	Advisory Services	Manager or Sub-Adviser		100%

(d)(4)

SCHEDULE D

with respect to the

MANAGEMENT AGREEMENT

between

VOYA VARIABLE INSURANCE TRUST

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee (as a percentage of average daily net assets)
VY® Goldman Sachs Bond Portfolio	0.50% on the first $750 million; and 0.48% on assets over $750 million

D-1